UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2023

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note
In a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2023, Lyft, Inc. (the “Company”) announced, among other things, the appointment of Erin Brewer as the Chief Financial Officer (“CFO”) of the Company, with an expected start date of July 10, 2023. The Company also announced that Lisa Blackwood-Kapral, the Company’s Chief Accounting Officer, would serve as interim CFO and principal financial officer during the period between the departure of the Company’s former CFO and the date Ms. Brewer begins employment. This Current Report on Form 8-K/A is being filed solely to report Ms. Blackwood-Kapral’s compensation arrangements in connection with her appointment as interim CFO.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 8, 2023, the Company’s Board of Directors (the “Board”), upon the recommendation of the Compensation Committee of the Board, approved a one-time $75,000 bonus (as reduced by applicable withholdings) to Ms. Blackwood-Kapral in connection with her service as interim CFO and principal financial officer. The bonus will be payable on or about July 31, 2023, subject to Ms. Blackwood-Kapral’s continued employment with the Company through such date. There have been no other changes to Ms. Blackwood-Kapral’s compensation arrangements in connection with the interim role.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	June 14, 2023	/s/ Kristin Sverchek
Kristin Sverchek
President of Business Affairs